                                                               EXHIBIT 10(O)(15)

                          RESTATEMENT AMENDMENT NO. 5

                                       TO

                              THE UPS SAVINGS PLAN

                        (Restated as of March 31, 1995)


       WHEREAS, United Parcel Service of America, Inc. ("UPS") and its affiliated corporations established, effective July 1, 1988, the UPS Savings Plan (the "Plan") in order to permit their eligible employees to put money aside on a tax deferred basis to supplement that which they will receive under Social Security and other pension and retirement plans; and

       WHEREAS, the Plan has been restated to incorporate Amendments No. 1 through 15, and has been submitted to the Internal Revenue Service on March 31, 1995, for purposes of receiving a favorable determination letter that considers the requirements of the Tax Reform Act of 1986, and the regulations promulgated thereunder; and

       WHEREAS, the Restated Plan has been heretofore amended on four previous occasions, the most recent being Restatement Amendment No. 4, effective July 29, 1996.

       WHEREAS, pursuant to the request of the Internal Revenue Service, it is proposed to incorporate language that comports with the requirements of Internal Revenue Code Section 401(m)(9), and the regulations promulgated thereunder, with regard to preventing "Multiple Use" of the alternative limitation;

       NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 9.1 of the Plan, the Plan is hereby amended in the following respects, effective January 1, 1989:

       1. Section 3 is amended by adding a new subsection 3.6 to read as follows:

       "Section 3.6  Multiple Use.  (a) If one or more Highly Compensated
                     ------------
Employees participate in this Plan and a plan maintained by the Employer or a

Related Employer subject to the Actual Contribution Percentage Test, as defined in Code Section 401(k)(2), and the sum of the Average Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Contribution. The Average Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Average Deferral Percentage under this Plan and the Average Contribution Percentage test under any plan maintained by the Employer. Multiple use does not occur if either the Average Deferral Percentage or Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Deferral Percentage and Average Contribution Percentage of the Non-highly Compensated Employees. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement."

       "(b) For purposes of this Section 3.6, the term 'Aggregate Limit' shall mean the sum of (i) 125 percent of the greater of the Average Deferral Percentage of the Non-highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-highly Compensated Employees under the plan subject to Code section 401(m), for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lessor of 200% or two plus the lesser of such Average Deferral Percentage or Average Contribution Percentage. 'Lesser' is substituted for 'greater' in '(i)', above, and 'greater' is substituted for 'lesser' after 'two plus the' in '(ii)' if it would result in a larger Aggregate Limit."

       IN WITNESS WHEREOF, United Parcel Service of America, Inc. has caused this amendment to the Plan to be executed this 16th day of December 1996.

ATTEST:                     UNITED PARCEL SERVICE OF AMERICA, INC.

By: /s/ Joseph R. Moderow   By: /s/ Kent C. Nelson
   ----------------------      -------------------
        Secretary                  Chairman